UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2003

Milestone Captial, Inc.

(Exact name of registrant as specified in its charter)

Colorado	033-15096-D	84-1111224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 Plymouth Street, Fairfield, New Jersey		07004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (973) 808-5770

Item 3. Bankruptcy or Receivership.

On September 26, 2003, Milestone Capital, Inc. (the “Company”) and its subsidiary, Elite Agents Mortgage Services, Inc. (formerly known as EliteAgents, Inc.) (collectively with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey, in Newark (Case Nos. 03-41805 and 03-41806).  In addition, the Debtors filed a motion pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy procedure directing joint administration of the above-referenced cases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILESTONE CAPITAL, INC.

DATED: October 10, 2003	By:	/s/ Charels J. DeMory, Sr.
Charles J. DeMory, Sr.
Chariman, Chief Executive Officer
and President